Exhibit (h)(32)


                               SERVICES AGREEMENT

     This Agreement is made as of the 22nd day of February, 2001 between: (1) Investor Force Securities, Inc. ("IFS"), and (2) the undersigned ("Fund/Agent").

                                    RECITALS

     A. Fund/Agent is either (i) an open-end management investment company with one or more series or classes of shares (each such series or class of shares a "Fund"), (ii) an investment adviser to or administrator for the Funds, (iii) the principal underwriter or distributor for the Funds, or (iv) the transfer agent for the Funds.

     B. IFS is a registered broker-dealer with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended, and is a member of the National Association of Securities Dealers, Inc. (the "NASD").

     C. Fund/Agent wishes to have IFS provide to Fund/Agent or on its behalf certain recordkeeping, shareholder communication, distribution and administrative services with respect to the Funds.

     D. Fund/Agent wishes to engage IFS to list Fund/Agent's Funds on the IFS private website (the "Website") and to introduce or promote Fund/Agent's services to persons and entities who may wish to use Fund/Agent's Funds.

     E. IFS, through its designated agent, and the Fund/Agent desire to facilitate the purchase, exchange and redemption of shares of the Funds (the "Shares") on behalf of IFS Clients through one or more accounts in each Fund (individually, an "Account" and collectively, the "Accounts"), subject to the terms and conditions of this Agreement; and

     F. The Fund desires IFS to serve as the Fund's agent to receive and transmit orders and instructions regarding the purchase, exchange and redemption of Shares, subject to the terms and conditions of this Agreement.

     G. IFS agrees to provide such services on the terms and conditions set forth herein.


                                    AGREEMENT

     THEREFORE, consideration of the mutual promises set forth herein, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     I. WEBSITE SERVICES

          A. DEFINITIONS

               (1) "IFS Client" shall mean any Website user, or any affiliate, successor or client of such user, that (i) accesses and/or uses the IFS
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screening and search tools available on the Website, (ii) accesses or downloads
Fund/Agent Information (defined below) before investing in any Funds managed or operated by Fund/Agent or an affiliate or successor of Fund/Agent (a "Program"), and (iii) invests in any Fund/Agent Program, whether through the Website or otherwise with the Fund/Agent.

               (2) "Client Investments" shall mean any and all capital contributions, reinvestments and appreciation thereon, by an IFS Client, placed in any Fund/Agent Program.

               (3) "Fees" shall mean any and all annual, asset based and incentive fees from Client Investments received by Fund/Agent.

               (4) "IFS Fees" shall mean that percentage of Client Investments and/or Fees to be paid to IFS as provided for in Exhibit B of this Agreement.

               (5) "Fund/Agent Information" shall mean any information that relates to Fund/Agent, its Programs or other products or services that are received from Fund/Agent by IFS and posted or displayed by IFS on the Website. All Fund/Agent Information downloaded or printed from the Website shall bear either the name of IFS or a source code to identify information provided through IFS to an IFS Client.

          B. GRANT OF RIGHT Fund/Agent hereby gives IFS, and IFS hereby accepts, the right to list Fund/Agent Information, as described in Exhibit A to this Agreement, on the Website; to provide contact and other information to Fund/Agent regarding parties which have been determined by IFS to be eligible to receive Fund/Agent Information; and to introduce or promote Fund/Agent's products and services. The Fund hereby appoints IFS as agent for the limited purpose of accepting orders and instructions with respect to Shares purchased, exchanged or redeemed by IFS Clients. IFS hereby accepts its appointment on the terms and conditions set forth herein.

          C. DUTIES, REPRESENTATIONS AND WARRANTIES OF IFS

               (1) PROMOTION OF FUND/AGENT PRODUCTS. IFS will list Fund/Agent Information on the Website. IFS will not add content to the Fund/Agent Information as supplied by the Fund/Agent without the Fund/Agent's prior written consent. Upon written notification to the Fund/Agent, IFS may decline to list any portion of the Fund/Agent Information in its reasonable discretion. IFS agrees that it will maintain the confidentiality of any proprietary information disclosed to IFS by Fund/Agent, which Fund/Agent has designated in writing to IFS as confidential. IFS will use reasonable efforts to introduce IFS Clients to Fund/Agent or to promote Fund/Agent's services. IFS will not do so on a full-time basis and may do so on behalf of other Fund/Agents. The determination of how to allocate its efforts will be entirely within IFS' discretion.

               (2) BROKER-DEALER. IFS represents that it is a registered broker-dealer with the Securities and Exchange Commission and a member of the National Association of Securities Dealers, Inc., and is registered, licensed or authorized to do business in each jurisdiction in which it conducts business; and that it, and each person associated with it otherwise, has such governmental and regulatory approvals as are required to conduct the business contemplated by this Agreement.

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               (3) WEBSITE DISCLAIMER. IFS will display on the publicly
accessible portion of the Website language substantially as follows:

                    (a) Broker-dealers and their agents and investment advisers and their agents may only transact business in a particular state or country if they are licensed or otherwise qualified to do so under the regulatory requirements of that state or country.

                    (b) Follow up, individualized responses to consumers in a particular state or country by broker-dealers and their agents and investment advisers and their agents which involve transactions in securities, soliciting transactions in particular securities, or providing personalized investment advice for compensation requires that the broker-dealer, investment adviser or their respective agents comply with licensing, registration and other requirements imposed by that state's or country's laws and regulations.

                    (c) For information regarding the licensure status or disciplinary history of a broker-dealer, investment adviser or its agents, a consumer should contact his or her state securities law administrator or national financial services regulatory agency.

               (4) GENERIC INFORMATION IN PUBLIC SECTION. Information available on the publicly accessible portion of the Website will be generic in nature and will not refer to specific Fund/Agents, products or services.

          D. DUTIES, REPRESENTATIONS AND WARRANTIES OF FUND/AGENT REGARDING THE WEBSITE SERVICES

               (1) Fund/Agent acknowledges that IFS has expended considerable time, effort and expense in developing the Website and its client base. Fund/Agent agrees that the names of and information pertaining to IFS Clients are proprietary and confidential information belonging to IFS. Fund/Agent acknowledges that the dissemination of such information would greatly damage IFS. Fund/Agent shall treat such information as confidential and not allow the dissemination of the names or related information of IFS Clients.

               (2) Fund/Agent warrants that it has all required governmental and regulatory approvals and licenses required to conduct the business contemplated by this Agreement.

               (3) Fund/Agent will provide to Lipper, Inc., all Fund/Agent Information electronically in a timely manner. IFS will include such information in its Website by accessing the Lipper data. If the parties determine to include other Information, Fund/Agent will provide Fund/Information electronically in a timely manner.

               (4) Fund/Agent will provide IFS with timely updates of information related to its Programs. In the event any Program is closed to new investment, Fund/Agent will notify IFS in writing within 2 business days of such closing.

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     II. DISTRIBUTION SERVICES

          A. SALES OF SHARES - Fund/Agent grants IFS the right to sell to IFS Clients Shares of the Funds at the net asset value per share, plus any applicable fees in accordance with the then current prospectus during the term of this Agreement and subject to the rules and regulations of the SEC, the NASD and the laws governing the sale of securities in the various states ("Blue Sky Laws"), as applicable to each Program.

          B. SOLICITATION OF SALES - In consideration of these rights granted to IFS, IFS agrees to use reasonable efforts in connection with the distribution of the Programs; provided, however, that IFS shall not be prevented from entering into like arrangements with other Fund/Agents.

          C. AUTHORIZED REPRESENTATIONS - IFS is not authorized to give any information or to make any representations other than those contained in the current registration statements and prospectuses of the Funds filed with the SEC or contained in current shareholder reports, offering memoranda, IFS questionnaire or other current material that may be prepared by or on behalf of the Fund/Agent for IFS's use. IFS may prepare and distribute current sales literature and other material as it may deem appropriate, provided that such literature and materials have been prepared in accordance with applicable rules and regulations and have been submitted to, and approved in writing, by the Funds or their agents prior to the use or distribution of such sales literature by IFS, its affiliates or agents.

          D. REGISTRATION OF SHARES; PROSPECTUS, PROXIES AND RELATED MATERIALS - Fund/Agent agrees that it will take all action necessary to register shares of the Funds under the federal and state securities laws so that there will be available for sale the number of shares IFS may reasonably be expected to sell and to pay all fees associated with such registration. Fund/Agent shall make available to IFS such number of copies of each Fund's currently effective prospectus, statement of additional information, annual and semi-annual reports and other periodic financial reports, or similar documents as are required by law to be sent to shareholders, as IFS may reasonably request, without charge to IFS. IFS hereby expressly acknowledges that IFS, and not the Fund/Agent, shall be responsible for the delivery of any such prospectuses, reports and materials to IFS Clients. IFS shall promptly deliver any such prospectuses, reports and materials to IFS Clients after delivery thereof by the Fund/Agent. Fund/Agent shall furnish to IFS copies of all information, financial statements and other papers which IFS may reasonably request for use in connection with the distribution services for the Programs.

IFS will vote or will cause its agent to vote IFS Client Shares as directed by IFS Clients. IFS, in its capacity as Service Provider hereunder, (and its agents), shall not in any way recommend action in connection with, or interfere with the solicitation of, such proxy votes.

          E. PRICING INFORMATION - The Fund/Agent will furnish, or cause to be furnished, to IFS on each business day that the New York Stock Exchange is open for business ("Business Day") with: (i) net asset value information as of the close of trading on the New York Stock Exchange or as at such other time at which a Fund's net asset value is calculated as specified in such Fund's prospectus ("Close of Trading"); and (ii) in the case of Funds the principal purpose of which is the generation of interest income, the daily accrual or

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interest rate factor (mil rate). The Fund/Agent shall use reasonable efforts to provide such information to IFS by 7:00 p.m. Eastern Time ("ET") on the same Business Day.

          F. TRANSACTION PROCESSING - The IFS transaction processing system shall enable IFS Clients to purchase, redeem and exchange shares of Funds through IFS. IFS, through its designated agent, will process orders for the purchase of Fund shares only on behalf of customers residing in jurisdictions wherein the shares are registered or qualified for sale, which shall include all U.S. jurisdictions except insofar as Fund/Agent shall notify IFS in writing to the contrary. Upon the acceptance of any such orders and instructions (based solely upon the receipt of orders and instructions from IFS Clients prior to the Close of Trading on any such Business Day), communicate such acceptance, through its designated agent, to the Fund/Agent and transmit to the Fund/Agent orders and instructions to purchase prior to 9:00 a.m. ET on the Business Day next succeeding the Trade Date, exchange or redeem Shares for specified Accounts. All communications herein shall be by facsimile or other form of written electronic transmission. If provided in the applicable shareholder's account application, dividends, capital gains, and other distributions will be automatically reinvested on payable date at net asset value in accordance with each Fund's then current prospectus.

          G. SETTLEMENT - IFS, through its designated agent, shall facilitate settlement with each Fund of IFS Client transactions in such Fund insofar as such transactions are transmitted to Fund/Agent through an omnibus account on behalf of IFS Clients.

Fund/Agent will supply to IFS all relevant information to enable IFS to effect transactions on behalf of IFS Clients including, but not limited to, wire instructions, bank information, Fund information, opening dates and investment cut-off times. Any changes in such information will be communicated, in writing, to IFS, through its designated agent, within 48 hours.

               (1) Purchases - IFS, through its designated agent, will transmit the purchase price of each purchase order to the Rind/Agent in accordance with written instructions provided by the Fund/Agent to IFS for the applicable Fund by wire transfer prior to 1:00 p.m. ET, on the next Business Day following the Trade Date. IFS agrees that if it fails to (1) wire the purchase price to the Fund/Agent before such 1:00 p.m. ET deadline or (ii) provide the Fund/Agent with a Federal Funds wire system reference number evidencing the wire transfer of the purchase price to the Fund/Agent prior to such 1:00 p.m. ET deadline, it will indemnify and hold harmless the Fund/Agent for which such purchase order was placed from any liabilities, costs and damages either may suffer as a result of such failure. The cost associated with any delayed wire is the responsibility of IFS.

               (2) Redemptions - The Fund/Agent will use its best efforts to transmit to IFS, through its designated agent, the proceeds of all redemption orders placed by IFS by 1:00 p.m. ET on the Business Day immediately following the Trade Date by wire transfer on that Business Day. Should a Fund need to extend the settlement on a trade, the Fund/Agent will contact IFS, through its designated agent, to discuss the extension. For purposes of determining the length of settlement, the Fund/Agent agrees to treat the Accounts the same as it treats other direct shareholders of the Funds. Each wire transfer of redemption proceeds shall indicate, on the Fed Funds wire system, the amount thereof attributable to each Fund; provided, however, that if the number of entries

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would be too great to be transmitted through the Federal Funds wire system, the
Fund/Agent shall, on the day the wire is sent, fax such entries to IFS or if possible, send via direct or indirect systems access.

               Redemption wires should be sent to:
               Boston Safe Deposit & Trust Co.
               ABA# 011 001 234
               Credit to A/C # 107-735
               FBO Mac & Co. (account number and account name)
                    with reference to redeeming fund name

               Fax supplements should be sent to:
               Mark Melzer, Manager, Mutual Fund Settlement Group
               (412) 236-6916
               IFS
               Attn:  FINOP
               (610) 232-2380

          H. FUND INFORMATION - Upon the reasonable request of IFS, through its designated agent, the Fund/Agent will notify IFS in writing by electronic or telephonic communication facilities of (i) the ex-date of all Fund distributions (dividends and capital gains) and (ii) the reinvestment of Shares as of payable date of any such distribution.

          I. PARTICIPANT RECORDKEEPING - Recordkeeping and other administrative services to IFS Clients shall be the responsibility of IFS or its agent and shall not be the responsibility of the Fund/Agent. The Fund/Agent will recognize, as determined by IFS, each IFS Client or all IFS Clients, as the case may be, as a single shareholder and as an unallocated account in the Funds, and, in any event, the Fund/Agent will not maintain separate accounts for IFS Clients.

          J. IFS CLIENT ACCOUNT STATEMENT PREPARATION AND DISTRIBUTION - With respect to each IFS Client holding Program investments through IFS, IFS, or its designated agent, shall deliver or cause to be delivered to such IFS Client periodic statements, whether by electronic mail or otherwise.

          K. CONFIRMATION PREPARATION ANTI DISTRIBUTION - IFS, or its designated agent, shall generate an electronic or written confirmation for each purchase, redemption and exchange transaction affecting each IFS Client's Program investments held through IFS to the extent such confirmation is required, and such confirmation shall be distributed to IFS Clients through or on behalf of IFS.

          L. PAYMENT OF FUND DISTRIBUTIONS - IFS, or its designated agent, shall distribute to IFS Clients all dividend, capital gain or other payments authorized by a Fund and distributed to and received by IFS, and such distributions shall be credited to IFS Clients in accordance with the instructions provided by each IFS Client, including but not limited to dividend reinvestment into the Fund, or cash payments of distributions.

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          M. PROSPECTUS FULFILLMENT - Subsequent to any IFS Client's acquisition of shares of a Fund by purchase or exchange, IFS shall provide to such IFS
Client a confirming prospectus for such Fund to the extent such prospectus is required with respect to such acquisition and is provided by the Fund to IFS or its designee.

     Fund/Agent acknowledges and agrees that IFS is not responsible for (1) the compliance of any prospectus or supplement thereto, annual report, proxy statement or item of advertising or marketing material of or relating to any Fund, with any applicable laws, rules or regulations, (ii) the registration or qualification of any shares of any Fund under any federal or applicable state laws or (iii) the compliance by any Fund or Fund/Agent or any "affiliated person" (as that term is defined in the rules under the Investment Company Act of 1940, as amended), with any applicable federal or state law, rule, or regulation or the rules and regulations of any self-regulatory organization with jurisdiction over such Fund, Fund/Agent or affiliated person.

     III. REPRESENTATIONS AND WARRANTIES

          A. Fund/Agent represents and warrants on behalf of each and not jointly that:

               (1) it has the requisite authority to enter into this agreement on its own behalf and on behalf of the Fund(s) and,

               (2) that the payment to IFS of any fees pursuant hereto:

                    (a) has been duly authorized by the Fund(s), the Board of Trustees of the Fund(s), or any other persons to tile extent such authorization is required to properly make such payment;

                    (b) is properly disclosed in the relevant Fund prospectus to the extent such disclosure may be required, and

                    (c) is in conformity with all federal and state laws or regulations to which the Funds or their agents are subject.

               (3) it will provide, on a timely basis, all information necessary for IFS, or its designated agent, to perform the services contained in this Agreement.

               (4) it will make all reasonable efforts to effect transactions from IFS Clients, IFS, or its designated agent, at the then current price or the next calculated net asset value provided that IFS or its designated agent meets the Fund/Agent's deadline for the submission of such orders.

               (5) it will comply with all applicable state and Federal laws and with the rules and regulations of authorized regulatory agencies thereunder; and

               (6) it will promptly notify IFS in the event that it is unable, for any reason, to perform any of its duties or obligations under this Agreement or there is a material failure to comply within the representations made herein above.

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          B. The Fund represents, warrants and covenants as to itself only that the Funds are registered as investment companies under the 1940 Act and Fund Shares are registered under the Securities Act of 1933, as amended.

          C. IFS represents and warrants that:

               (1) it is a corporation duly organized under the laws of the State of Delaware and is or will be, duly registered and/or qualified as a broker-dealer with the SEC, NASD and in every state or territory of the United States of America (including the District of Columbia) where such registration or qualification is required and has the requisite authority to enter into this Agreement and to carry out the services as contemplated herein;

               (2) the execution and delivery of this Agreement and the performance of the services contemplated herein have been duly authorized by all necessary corporate action on its part, and this Agreement constitutes a valid and binding obligation of IFS, enforceable against IFS in accordance with the terms hereof; no consent or authorization of, filing with or other act by or in respect of any governmental authority, is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement;

               (3) all purchases, redemptions and exchanges orders and instructions received by it on any Business Day and transmitted to the Fund/Agent for processing pursuant to this Agreement will have been received and time stamped prior to the Close of Trading on such Business Day.

               (4) it is in material conformity and will continue to comply with all federal, state and industry laws or regulations to which it is subject;

               (5) it will promptly notify the Fund/Agent in the event it is unable, for any reason, to perform any of its duties or obligations under this Agreement or there is a material failure to comply with the representation made herein above; and

               (6) all purchases, exchanges and redemptions of Shares of the Funds contemplated by this Agreement shall be effected in accordance with the Fund's then current prospectus.

          D. Each party hereto represents and warrants that it shall provide to the others such information or documentation necessary for such party to fulfill its obligations hereunder, such other information or documentation as any party may reasonably request, and that it shall comply with such operating policies and procedures as the parties may adopt from time to time.

     IV. FEES

     Each party shall bear all expenses incidental to the performance of its duties and obligations under this Agreement. Each Fund shall pay the cost of registration of its Shares with the Securities and Exchange Commission and in any state where required. The cost of preparing and printing prospectuses, proxy materials, periodic Fund reports and other similar materials that are required by law to be sent to shareholders generally shall be paid by the applicable

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Fund, and the cost of distributing such items to IFS Clients shall be borne by
IFS, or by IFS Clients, as the case may be.

     For the services provided by IFS hereunder, Denver Investment Advisors ("DIA") shall pay to IFS a fee with respect to each Program as set forth in Exhibit B. The parties agree that the Funds and the other agents are not obligated to pay fees hereunder.

     In the event the parties agree to material changes to the scope of services provided hereunder, the parties agree to negotiate in good faith as to appropriate amendment to the fees due IFS.

     V. INDEMNIFICATION

     Each Fund/Agent agrees to indemnify and hold harmless IFS and each of its directors, officers, employees, agents and each person, if any, who controls them within the meaning of the Securities Act against losses, claims, damages, liabilities or expenses to which any one or more of them may become subject insofar as those losses, claims, damages, liabilities or expenses or actions in respect thereof, arising out of or are based upon (1) such Fund/Agent's negligence, bad faith, or willful misconduct in performing its obligations hereunder, (ii) any material breach by such Fund/Agent of any material provision of this Agreement, or (iii) any material breach by such Fund/Agent of a representation, warranty or covenant made in this Agreement; and such Fund/Agent will reimburse the persons indemnified hereunder for any legal or other expenses reasonably incurred, as incurred, by them in connection with investigating or defending such loss, claim or action. This indemnity agreement shall be in addition to any liability which such Fund/Agent may otherwise have.

     IFS agrees to indemnify and hold harmless the Fund/Agent and each of their directors, trustees, officers, members, shareholders, employees, and agents and each person, if any, who controls them within the meaning of the Securities Act against losses, claims, damages, liabilities or expenses to which any one or more of them may become subject insofar as those losses, claims, damages, liabilities or expenses or actions in respect thereof, arising out of or are based upon (i) IFS' negligence, bad faith, or willful misconduct in performing its obligations hereunder, (ii) any material breach by IFS of any material provision of this Agreement, or (iii) any material breach by IFS of a representation, warranty or covenant made in this Agreement; (iv) the failure to timely and properly transmit orders and instructions to the Fund/Agent (or its affiliates), or (v) cancellation or subsequent correction of any orders and instructions transmitted to the Fund/Agent (or its affiliates), and IFS will reimburse the persons indemnified hereunder for any legal or other expenses reasonably incurred, as incurred, by them in connection with investigating or defending such loss, claim or action. This indemnity agreement shall be in addition to any liability which IFS may otherwise have.

     If any third party threatens to commence or commences any action for which one party (the "Indemnifying Party") may be required to indemnify another person hereunder (the "Indemnified Party"), the Indemnified Party shall promptly give notice thereof to the Indemnifying Party. The Indemnifying Party shall be entitled, at its own expense and without limiting its obligations to indemnify the Indemnified Party, to assume control of the defense of such action with counsel selected by the Indemnifying Party, which counsel shall be reasonably

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satisfactory to the Indemnified Party. If the Indemnifying Party assumes the control of the defense, it must pursue such defense with reasonable diligence and the Indemnified Party may participate in the defense of such claim at its own expense. In the event the Indemnifying Party, after notification by the Indemnified Party of the commencement of an action, does not elect to assume the defense of any such action, the Indemnifying Party will reimburse the Indemnified Party(ies) named a defendant or defendants in such action for the fees and expenses of one single counsel agreed upon by them. In any event, the Indemnifying Party shall not be responsible for any claim settled or compromised, or for any confession of judgment, without its prior written consent, which consent shall not be unreasonably withheld.

     VI. CONFIDENTIALITY

     Each party acknowledges and understands that any and all technical, trade secret, or business information, including, without limitation, financial information, business or marketing strategies or plans, product development, or customer information, which is disclosed to the other or is otherwise obtained by the other, its affiliates, agent or representatives during the term of this Agreement (the "Proprietary Information") is confidential and proprietary, constitutes trade secrets of the owner, and is of great value and importance to the success of the owner's business. Each party agrees to use its commercially reasonable efforts (the same being not less than that employed to protect its own confidential and proprietary information) to safeguard the Proprietary Information and to prevent the unauthorized, negligent or inadvertent use or disclosure thereof. Neither party shall, without the prior written approval of any officer of the other, directly or indirectly, disclose the Proprietary Information to any person or business entity except for a limited number of employees, attorneys, accountants and other advisers of the other on a need-to-know basis or as may be required by law or regulation (including, without limitation, as may be legally required by a court or governmental agency or entity), or in connection with proceedings instituted under Section IX.F. of this Agreement. Copies of Proprietary Information may be retained by a party to the extent required by applicable law, court order, or the reasonable internal policies of a party. Each party shall promptly notify the other in writing of any unauthorized, negligent or inadvertent use or disclosure of Proprietary Information. Each party shall be liable under this Agreement to the other for any use or disclosure in violation of this Agreement by its employees, attorneys, accountants, or other advisers or agents. This Section VI shall continue in full force and effect notwithstanding the termination of this Agreement for a period of one year after termination. Proprietary Information does not include information (a) subsequently disclosed to a party hereto (or its affiliates) on a non-confidential basis by a third party not having a confidential relationship with another party hereto (or its affiliates) which rightfully acquired such information, (b) that is or becomes available to the general public through no act of, failure to act by, or fault of, the disclosing party or its affiliates, (c) independently developed by a party hereto (or its affiliates), or (d) obtained prior to the execution of this Agreement.

     VII. PERIODIC REPORTS; ACCESS TO BOOKS AND RECORDS

          A. Fund/Agent acknowledges that the Website is intended to include portfolio reporting features which will allow IFS Clients to view their Client Investments online, via the Website, in a secure, privacy protected manner. Fund/Agent agrees to furnish such data to IFS, or its designated agent, by electronic or other means agreed to by IFS. IFS will use its commercially

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reasonable efforts to assure that such information is viewed in a secure, privacy protected fashion.

          B. Each party shall maintain and preserve all records, as required by law, in connection with providing services hereunder and in making Shares available to IFS Clients. Fund/Agent and IFS, or their respective authorized representatives, shall each make available to the other party any books or records possessed by it or under its control relating to Fees, IFS Fees, Client Investments, and/or other matters bearing specifically upon this Agreement as may reasonably be requested to comply with any request from internal or external auditors, any governmental agency or similar entity, to otherwise enable it to comply with all applicable state or Federal laws or to enable it to perform its obligations and duties hereunder.

          C. Additionally, IFS will have the right, at IFS' expense, to inspect and to copy the books and records of the Fund/Agent in order to determine compliance with this Agreement. Furthermore, upon reasonable notice by the Fund/Agent to IFS, IFS shall make available during normal business hours such of IFS' facilities and premises employed in connection with the performance of IFS' duties and responsibilities under this Agreement for reasonable visitation, inspection and auditing by the Fund/Agent, or any person retained by the Fund/Agent for such purposes as may be necessary or desirable to evaluate the quality of the duties and responsibilities performed by IFS pursuant hereto. Fund/Agent and IFS agree that such information shall be Proprietary Information under Section VI of this Agreement.

          D. This Section VII shall survive termination of this Agreement.

     VIII. DURATION AND TERMINATION OF AGREEMENT

     With respect to any Program, this Agreement shall become elective upon the date such Program is identified on Exhibit A, and this Agreement is approved by each Fund or its Board of Trustees if such approval is required, and shall continue in force for one year, and shall thereafter continue automatically for successive annual periods unless earlier terminated and subject to any periodic approval required by a Fund or its Board of Trustees. This Agreement is terminable as to any Program by any party at any time upon 45 days written notice thereof to the other parties (or upon such shorter notice as is required by law, order or regulatory or self-regulatory authority with jurisdiction over the terminating party or at such a time as the parties may agree to in writing) or upon material default hereof provided that such default shall not terminate this Agreement to the extent the defaulting party has been notified of such default by the non-defaulting party and the defaulting party cures or takes reasonable steps to cure such default within 10 business days of notice of such default.

     Notwithstanding the foregoing, this Agreement may be terminated immediately either (i) upon a material breach by any party hereto not cured within thirty
(30) days after notice from another party hereto or (ii) with respect to a Plan, upon the termination of services by IFS to any such Plan. The provisions of
Section V shall survive any termination of this Agreement.

     After the date of termination as to any Program, no fee will be due with respect to any shares of such Program that are first placed or purchased in IFS Client accounts after the date of such termination. However, notwithstanding any such termination, Denver Investment Advisors will remain obligated to pay IFS the fee as to each share of such Program that was considered in the calculation of the fee as of the date of such termination, for so long as such share is held in the IFS Client account. This Agreement, or any provision hereof, shall survive termination to the extent necessary for each party to perform its obligations with respect to shares for which a fee continues to be due subsequent to such termination.

     IX. MISCELLANEOUS

          A. USE OF IFS NAME. Fund/Agent will not, nor will Fund/Agent cause or permit any Program to, describe or refer to the name "IFS" or any derivation thereof, or to the services or relationship contemplated by this Agreement in any advertisement or promotional materials or activities without the prior written consent of an authorized officer of IFS.

          B. FORCE MAJEURE. No party shall be liable to the other for any damage, claim or other loss whatsoever caused by circumstances or events beyond its reasonable control.

          C. NOTICES. All notices and communications required or permitted by this Agreement shall be in writing and delivered personally or sent by certified mail or courier service, or sent through electronic or telephonic facilities, to the intended recipient thereof unless otherwise agreed. All such notices and other communications shall be made:

     If to IFS, to:

          Investor Force Securities, Inc.
          1400 Liberty Ridge Drive, Suite 107
          Wayne, PA  19087
          Attention:  President

     If to Fund, or Denver Investment Advisors LLC:

          Denver Investment Advisors LLC
          Attn:  Pam Weber
          1225 17th  Street, 26th Floor
          Denver, CO  80202

     If to Fund or ALPS Mutual Funds Services, Inc.:

          ALPS Mutual Funds Services, Inc.
          Attention:  Russell Burk
          370 17th Street, Suite 3100
          Denver, CO  80202

     Any notice given in accordance with Section VIII shall be deemed given upon actual receipt by the intended recipient thereof.

          D. ENTIRE AGREEMENT.

               (1) This Agreement, together with the Exhibits hereto, sets forth the entire understanding of the parties and supersedes all prior agreements, arrangements and communications, whether oral or written, pertaining to the subject matter hereof. This Agreement may be modified or amended, and its terms may be waived, only by a writing signed by each of the parties hereto; provided, however, Exhibit A and/or Exhibit B hereto may be amended in writing, without the need for signatures of the parties hereto, by the delivery of an amended Exhibit A to IFS or Exhibit B to Denver Investment Advisors LLC at least thirty
(30) days in advance of the effective date of any such amended Exhibit A or B, provided that this Agreement shall immediately cease to apply with respect to any Fund at such time as shares of such Fund are no longer offered to the public (except that this Agreement shall continue to apply with respect to accounts in such Fund created, and to purchases and redemptions of such Fund made prior to cessation of public offering).

               (2) The failure of either party to enforce, at any time or for any period of time, any provision of this Agreement shall not be construed as a waiver of such provision or of the right thereafter to enforce each and every provision contained herein.

               (3) Any valid waiver of a provision set forth herein shall not constitute a waiver of any other provision of this Agreement. In addition, any such waiver shall constitute a present waiver of such provision only and shall not constitute a permanent, future waiver of such provision.

          E. SEVERABILITY. In the event any provision of this Agreement is declared void or unenforceable under the laws of the State of New York, such declaration shall not affect the enforceability of any other provision of this Agreement. The parties agree that the provisions of this Agreement shall be severable and applied as if any such void or unenforceable provision had not been included herein.

          F. ARBITRATION/GOVERNING LAW; VENUE.

               (1) This Agreement shall be governed by the laws of the State of New York without reference to any conflicts of law. The parties agree that any dispute or controversy arising out of or relating to this Agreement, or the interpretation or enforcement hereof, except as set forth below, shall be settled by arbitration by a panel of three arbitrators in accordance with the rules, then in effect, of the American Arbitration Association; provided, however, that the arbitrators shall be experienced in the matters under dispute, and the power of the arbitrators shall be limited to interpreting and enforcing this Agreement as written. Judgment upon any award made by the arbitrators will be final and binding and may be entered in any court of competent jurisdiction.

               (2) The parties hereto agree that any action or proceeding arising directly, indirectly or otherwise in connection with, out of, related to or from this Agreement, any breach hereof or any transaction covered hereby, shall be resolved whether by arbitration or otherwise, within the Commonwealth of Pennsylvania. Accordingly, the parties consent and submit to the jurisdiction of the federal and state courts and any applicable arbitral body located within the City of Philadelphia, Pennsylvania. The parties further agree that any such action or proceeding brought by either party to enforce any right, assert any claim, obtain any relief whatsoever in connection with this Agreement shall be brought by such party exclusively in federal or state courts, of if appropriate before any applicable arbitral body, located within the Commonwealth of Pennsylvania.

               (3) In the event that Fund/Agent is found in any such proceeding to have willfully and wrongfully refused to pay IFS Fees, the parties agree that the amount of damages with respect to such unpaid IFS Fees found to be owed shall be the amount due under the normal fee provisions of this Agreement plus interest accruing from the date said payment was due at a rate of 15% per annum or the maximum rate allowed by law, on a basis of actual days over 365.

               (4) In the event of any controversy or action among the parties to this Agreement complaining of a breach of this Agreement, the prevailing party to this Agreement shall be entitled to recover from the other party to this Agreement all costs, expenses and reasonable attorney's, arbitration and/or mediation fees incurred in conjunction with the enforcement of the prevailing party's rights under this Agreement.

          G. RELATIONSHIP OF PARTIES. Neither Fund/Agent nor IFS has any exclusive right to the services offered by the other, or, except as provided in this Agreement, to restrict other activities of the other party. This Agreement shall not be construed as precluding IFS from performing services of any nature for third persons. Fund/Agent and IFS each agree that the services performed by IFS under this Agreement shall be exclusively in the capacity of an independent contractor. Nothing contained in this Agreement shall be deemed to create a joint venture between Fund/Agent and IFS nor is IFS acting as an agent of Fund/Agent, except as explicitly set forth herein otherwise.

          H. ASSIGNMENT; NO THIRD PARTY BENEFICIARIES. This Agreement shall apply to, inure to the benefit of and be binding upon and enforceable against the parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned by a party hereto without the prior written consent of the other parties hereto except that the Agreement may be assigned to a successor Fund/Agent for the Funds, or any of them, if one is appointed without the consent of the other parties hereto. Nothing contained in this Agreement is intended to confer upon any person, other than the parties and their respective permitted successors, assigns and nominees, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          I. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

          J. HEADINGS. The headings of this Agreement are for reference only and shall not otherwise affect the interpretation or construction hereof.

          K. MASSACHUSETTS BUSINESS TRUST. The Names "Westcore Trust" and "Trustees of Westcore Trust" refer respectively to the trust created and the Trustees, as trustees but not individually or personally, acting from time to time under an Amended and Restated Declaration of Trust dated November 19, 1987 which is hereby referred to and a copy of which is on file at the office of

State Secretary of the Commonwealth of Massachusetts and the principal office of the Company. The obligations of "Westcore Trust" entered into in the name or on behalf thereof by any of the Trustees, shareholders, or representatives of the Trust personally, but bind only the Trust Property, and all persons dealing with any class of shares of the Trust must look solely to the Trust Property belonging to such class for the enforcement of any claims against the Trust.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Fund/Agent                                INVESTOR FORCE SECURITIES, INC.

WESTCORE TRUST

By: /s/ Jack D. Henderson                 By: /s/ James Matas
    ----------------------------              ----------------------------
Name:  Jack D. Henderson                  Name:  James Matas
Title: Vice President                     Title: President


DENVER INVESTMENT ADVISORS LLC            ALPS MUTUAL FUNDS SERVICES, INC.

By: /s/ Illegible                         By: /s/ Thomas A. Carter
    ----------------------------              ----------------------------
Name:                                     Name:  Thomas A. Carter
Title:                                    Title: Chief Financial Officer

                                    EXHIBIT A
                             FUND/AGENT INFORMATION
                  PRODUCTS PARTICIPATING IN SERVICES AGREEMENT

A. REGISTERED INVESTMENT COMPANIES

FUND NAME                                  CUSIP            TRADING SYMBOL
---------                                  -----            --------------

Westcore Midco Growth Fund                 957904717        WTMGX

Westcore Growth and Income Fund            957904667        WTEIX

Westcore Small-Cap Growth Fund             957904568        WTSMX

Westcore Select Fund                       957904576        WTSLX

Westcore International Frontier Fund       957904550        WTIFX

Westcore International Select Fund         957904543        WTISX

Westcore Blue Chip Fund                    957904881        WTMVX

Westcore Mid-Cap Opportunity Fund          957904584        WTMCX

Westcore Small-Cap Opportunity Fund        957904618        WTSCX

Westcore Plus Bond Fund                    957904675        WTIBX

                                    EXHIBIT B
                                  FEE SCHEDULE

     Upon 30 days written notice to DIA, IFS may, as to assets invested after the effective date, or as to new Programs, change or amend any fee or the method of payment thereof under this Agreement. Such change or amendment shall be effective no earlier than 30 days from the date of the notice. The acceptance by DIA of any order after the effective date shall represent DIA's agreement to pay such fees to IFS.

     A. CUSIP FEE

     DIA shall pay to IFS a CUSIP Fee to maintain each Program listed in the IFS system in order to make such Program available to IFS Clients. The CUSIP Fee shall be an annual fee equal to one thousand two hundred dollars ($1,200.00) for each Program, and shall be due and payable to IFS in full in advance beginning with the first anniversary of the date of this Agreement. The CUSIP Fee shall apply to all Programs. The CUSIP Fee shall not apply to the first ten (10) Programs listed in Exhibit A by Fund/Agent in the second year this Agreement is in place, and shall not exceed eighteen thousand dollars ($18,000.00) in the second year and thirty thousand dollars ($30,000.00) in each subsequent year.

     B. ASSET-BASED FEE

     For the services provided by IFS hereunder, DIA shall pay IFS an Asset-Based Fee with respect to each Program, calculated daily and paid monthly in arrears, equal to fifteen percent (15%) of the investment advisory fee as stated in the official documents of each Program as applied to each IFS Client and held in accounts at IFS, or its designated agent, excluding the value of (a) shares held in a brokerage or custodial account prior to the Effective Date of this Agreement as to the Program issuing such shares, and (b) shares first placed or purchased in a brokerage or custodial account after the termination of this Agreement as to the Fund/Agent issuing such shares.

     C. MONTHLY BILLING

     Subsequent to each month-end, IFS shall send to DIA a statement of the market value of shares of the Programs for which the fee is calculated for the preceding month along with a statement of the amount of such fee. In the calculation of such fee, IFS records shall govern unless DIA can demonstrate that the number of shares or Program price(s) used in such calculation is inaccurate.

     DIA shall pay to IFS such fee within thirty (30) days after Fund/Agent's receipt of such statement. Such payment shall be by wire transfer or other form acceptable to IFS and shall be separate from all other payments that may occur.